Extension of Lease: 117 Morris Street, Sebastopol

1. Extension of Lease Agreement made by and between Daniel O. Davis and Robin H. Davis (Landlord), and ZAP Power Systems (Tenant) relative to a certain lease agreement for premises known as 117 Morris Street, and dated January 12, 1996 (Lease).

2. For good consideration, Landlord and Tenant each agree to extend the term of said Lease for a period of (3) three years commencing on June 1, 1993, terminating on June 1, 2002. The tenant has the option and right to extend this lease for one period of (3) years commencing on the expiration of the Original Term. The other conditions of this renewal option are described in the original lease, Section 1.02.

3. During the extended term, Tenant shall pay Lessor rent of $4,614.40 per month with consideration given to Rental Increases as described in the Original Lease.

4.     Other terms are as follows:

              Lessee shall agree to continue the terms of the lease as specified in the Original Lease. Lessor agrees to install wall ventilation openings and/or ceiling ventilation fans per specifications and as agreed to by Lessee and Lessor to help with the air flow in maintaining an acceptable comfort level in the shop portion of the building. These improvement shall be completed no later than August 10, 1998.

              Lessor agrees to install a 10' wide paved path from the existing parking lot to the front of 111 Morris Street. This improvement shall be completed no later than August 31, 1998.

5. It is further provided that all other terms of the Lease shall continue during this extended term. This agreement shall be binding upon and shall inure to the benefit of the parties, their successors, assigns and personal representatives.

Executed on July 10, 1998 at Sebastopol, California.


  /s/ Daniel O. Davis                            /s/ Robbin H. Davis
--------------------------                     --------------------------
Daniel O. Davis (Landlord)                     Robbin H. Davis (Landlord)


  /s/ James McGreen
-------------------------
James McGreen, President (Tenant)